EXHIBIT 99.1

American River Bankshares Reports Earnings Per Share of $0.11 for the Quarter

Sacramento, CA, October, 2011 – American River Bankshares (NASDAQ-GS: AMRB) today reported net income of $1,049,000 or fully diluted earnings per share of $0.11 for the third quarter of 2011, compared to net income of $39,000 or $0.00 per diluted share for the third quarter of 2010. For the nine months ended September 30, 2011, net income was $1,476,000 or $0.15 per diluted share, compared to $399,000 or $0.04 per diluted share for the nine months ended September 30, 2010.

“American River Bankshares’ focused strategy has led to a respectable increase in profits to $1 million or $0.11 per diluted share for the third quarter,” said David Taber, President and CEO of American River Bankshares. “Our team’s dedication to supporting client needs has resulted in an $11.3 million increase in checking and savings balances quarter over quarter.”

Net Interest Margin

The Company’s net interest margin was 4.39% for the third quarter of 2011, compared to 4.41% for the third quarter of 2010. For the nine months ended September 30, 2011, the net interest margin was 4.41%, compared to 4.55% for the nine months ended September 30, 2010.

Net interest income for the third quarter of 2011 decreased $76,000 (1.4%) to $5,430,000 from $5,506,000 for the third quarter of 2010. For the nine months ended September 30, 2011, net interest income decreased $512,000 (3.0%) to $16,348,000 from $16,860,000 for the nine months ended September 30, 2010. Interest income for the third quarter of 2011 decreased $274,000 (4.3%) to $6,070,000 from $6,344,000 for the third quarter of 2010. For the nine months ended September 30, 2011, interest income decreased $1,140,000 (5.8%) to $18,391,000 from $19,531,000 for the nine months ended September 30, 2010. Interest expense for the third quarter of 2011 decreased $198,000 (23.6%) to $640,000 from $838,000 for the third quarter of 2010. For the nine months ended September 30, 2011, interest expense decreased $628,000 (23.5%) to $2,043,000 from $2,671,000 for the nine months ended September 30, 2010.

The average yield on earning assets declined from 5.08% in the third quarter of 2010 to 4.90% for the third quarter of 2011 and declined from 5.27% for the nine months ended September 30, 2010 to 4.95% for the nine months ended September 30, 2011. Much of the decline in yields can be attributed to the overall lower interest rate environment, a decrease in average loans and an increase in average balances of lower yielding investment securities. Although the foregone interest on nonaccrual loans dropped from the third quarter of 2010 to the third quarter of 2011, it continues to have an impact on the net interest margin. During the third quarter of 2011, foregone interest income on nonaccrual loans was approximately $398,000, compared to foregone interest of $528,000 during the third quarter of 2010. The foregone interest of $398,000 had a 32 basis point negative impact on the yield on earning assets during the third quarter of 2011 compared to a 42 basis negative impact points during the third quarter of 2010.

The average balance of earning assets decreased 0.7% from $499,787,000 in the third quarter of 2010 to $496,500,000 in the third quarter of 2011 and increased 0.3% from $499,966,000 for the nine months ended September 30, 2010 to $501,318,000 for the nine months ended September 30, 2011. The increase in average earning assets in a comparison of year to date activity was related to an increase in average investment securities. Non-earning cash and principal reductions from loan balances were invested into investment securities. The change in the mix of the assets, caused by a reduction in loan balances and an increase in lower yielding investment security balances, contributed to the decrease in the yield on earning assets mentioned above.

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When compared to the third quarter of 2010, average loan balances were down $36,431,000 (10.2%) to $319,909,000 for the third quarter of 2011 and when compared to the first nine months of 2010, average loan balances were down $38,416,000 (10.5%) to $328,185,000 for the nine months ended September 30, 2011. Although the Company has continued to generate new loans in 2011, the production of new loans has been less than loan payoffs. Average investment securities were up $30,944,000 (21.6%) to $174,391,000 for the third quarter of 2011 and up $37,662,000 (28.2%) to $171,027,000 for the nine months ended September 30, 2011. The yield on investment securities was positively impacted by a slowdown in mortgage prepayments. As mortgage prepayments slow, the premium paid on these securities is amortized over a longer period of time, resulting in a higher yield. A decrease in interest rates can lead to an increase in prepayments and reduce the overall yield on mortgage securities. Mortgage rates did drop in the third quarter of 2011, which may result in higher prepayments and lower investment yields in the future. The yield on investment securities increased from 2.57% in the third quarter of 2010 to 3.08% in the third quarter of 2011. For the nine months of 2010, the yield was 2.82% compared to 3.07% for the nine months of 2011. Average cash balances were up $814,000 (1.70%) to $48,835,000 for the third quarter of 2011 and down $8,310,000 (17.22%) to $39,961,000 for the nine months ended September 30, 2011.

The Company experienced a decrease in average deposits of $5,469,000 (1.2%) from $467,742,000 during the third quarter of 2010 to $462,273,000 during the third quarter of 2011 and decreased $5,168,000 (1.1%) from $467,691,000 for the nine months ended September 30, 2010 to $462,523,000 for the nine months ended September 30, 2011. Average borrowings dropped 0.1% from $19,636,000 during the third quarter of 2010 to $19,435,000 during the third quarter of 2011 and decreased 23.9% from $21,623,000 for the nine months ended September 30, 2010 to $16,447,000 for the nine months ended September 30, 2011.

Overall, the yield on loans during the third quarter of 2011 was 5.92% compared to 6.08% for the third quarter of 2010. The yield on loans was 5.96% for the nine months ended September 30, 2011 compared to 6.16% for the nine months ended September 30, 2010. The decline in yield on loans is reflective of the declining rate environment and the higher amount of foregone interest. The interest foregone for the nine month period ending September 30, 2011 was $1,288,000 with an impact on the margin of 34 basis points compared to $1,231,000 for the nine month period ending September 30, 2010 with an impact on the margin of 33 basis points.

The average cost of funds decreased 19 basis points from 0.92% in the third quarter of 2010 to 0.73% for the third quarter of 2011 and decreased 19 basis points from 0.97% for the nine months ended September 30, 2010 to 0.78% for the nine months ended September 30, 2011. The average balance of interest bearing liabilities decreased $14,585,000 (4.0%) from $362,239,000 in the third quarter of 2010 to $347,654,000 in the third quarter of 2011 and decreased $18,640,000 (5.1%) from $367,583,000 for the nine months ended September 30, 2010 to $348,943,000 for the nine months ended September 30, 2011. Comparing the third quarter of 2011 to the third quarter of 2010, noninterest bearing deposits increased $8,915,000 (7.1%) while time deposits decreased $17,473,000 (14.8%). The decrease in time deposits is due to the Company’s strategy to not renew higher rate, non-relationship, time deposits given the Company’s strong liquidity position.

Loans Outstanding and Asset Quality

Net loans outstanding as of September 30, 2011 decreased $38,382,000 (11.1%) to $306,614,000 from $344,996,000 as of September 30, 2010 and decreased $31,919,000 (9.4%) from December 31, 2010. Real estate loans outstanding decreased $16,944,000 (6.4%) to $250,756,000 as of September 30, 2011 from $267,700,000 as of September 30, 2010 and decreased $14,358,000 (5.4%) from December 31, 2010. Commercial loans decreased $18,270,000 (29.9%) to $42,908,000 as of September 30, 2011 from $61,178,000 as of September 30, 2010 and decreased $15,353,000 (26.4%) from $58,261,000 as of December 31, 2010. Due to lower demand from qualified borrowers in the market the Company serves, loan payoffs and paydowns have outpaced the origination of new loans.

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The loan portfolio at September 30, 2011 included: real estate loans of $250,756,000 (79% of the portfolio), commercial loans of $42,908,000 (14% of the portfolio) and other loans, which consist mainly of leases and consumer loans of $21,156,000 (7% of the portfolio). The real estate loan portfolio at September 30, 2011 includes: owner-occupied commercial real estate loans of $111,826,000 (45% of the real estate portfolio), investor commercial real estate loans of $96,293,000 (38% of the real estate portfolio), construction and land development loans of $12,560,000 (5% of the real estate portfolio) and other, which consists of residential and multi-family real estate of $30,077,000 (12% of the real estate portfolio).

At September 30, 2011, the allowance for loan and lease losses was $7,888,000 (2.51% of total loans and leases) compared with $7,447,000 (2.11% of total loans and leases) at September 30, 2010 and $7,585,000 (2.19% of total loans and leases) at December 31, 2010. The provision for loan and lease losses was $550,000 for the third quarter of 2011 compared to $2,025,000 for the third quarter of 2010. For the nine months ended September 30, 2011, the provision was $3,625,000 compared to $5,677,000 for the nine months ended September 30, 2010. Net charge offs for the third quarter of 2011 were $549,000 compared to $2,019,000 for the third quarter of 2010. For the nine months ended September 30, 2011, net chargeoffs were $3,322,000 compared to $6,139,000 for the nine months ended September 30, 2010.

Non-performing loans and leases as of September 30, 2011 were $20,965,000 or 6.67% of total loans and leases compared to $22,571,000 or 6.52% at December 31, 2010 and $24,902,000 or 7.07% at September 30, 2010. Loans and leases past due 30 to 89 days were $6,812,000 at September 30, 2011 compared to $4,357,000 at December 31, 2010 and $4,713,000 at September 30, 2010.

Non-performing assets were $24,847,000 at September 30, 2011, compared to $27,969,000 at September 30, 2010 and $25,267,000 at December 31, 2010.

Non-performing assets	September 30, 2011	December 31, 2010	September 30, 2010
Non-performing loans that are current to terms* (6 loans or leases at September 30, 2011, 11 loans or leases at December 31, 2010 and 9 loans or leases at September 30, 2010)	$1,031,000	$3,004,000	$4,504,000
Non-performing loans that are past due (43 loans or leases at September 30, 2011, 44 loans or leases at December 31, 2010 and 46 loans or leases at September 30, 2010)	19,934,000	19,567,000	20,398,000
Other real estate owned (net) (23 properties/assets at September 30, 2011, 14 properties at December 31, 2010 and 13 properties at September 30, 2010)	3,882,000	2,696,000	3,067,000

	$24,847,000	$25,267,000	$27,969,000

* Loans that are current (less than 30 days past due) pursuant to original or modified terms

The Company evaluates non-performing loans for impairment and assigns specific reserves when necessary. At September 30, 2011, specific reserves of $1,465,000 were held on the non-performing loans compared to $252,000 at September 30, 2010 and $385,000 at December 31, 2010. In addition, there were 15 loans totaling $7,148,000, which are included in the $20,965,000 of non-performing loans and leases, that have been modified and are considered troubled debt restructures at September 30, 2011. At September 30, 2010 there were 19 loans totaling $9,154,000 and at December 31, 2010 there were 21 loans totaling $7,971,000, which had been modified and were considered troubled debt restructures, that were also included in the nonperforming loan totals.

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All of the loans and leases considered troubled debt restructures have been evaluated for impairment according to the Company’s best practices, which follows the guidance established by Generally Accepted Accounting Principles and Regulatory requirements.

At September 30, 2011, the Company had a single mobile home and 22 other real estate owned (“OREO”) properties totaling $3,882,000. This compares to 13 properties totaling $3,067,000 at September 30, 2010 and 14 totaling $2,696,000 at December 31, 2010. During the third quarter of 2011, the Company sold one property for no gain or loss and added seven properties along with a single mobile home that had previous collateralized loan balances totaling $1,109,000. The properties added during the quarter were simultaneously written down by $26,000 to fair value, net of estimated selling costs, leaving a net value of $1,083,000. The mobile home was valued at $55,000 and placed within other assets with no further fair value adjustment.

The Company adjusted the balances on three properties by $156,000 that were obtained in prior quarters for which updated appraised values were received in the current quarter. This adjustment was an OREO related noninterest expense. For the third quarter of 2011, the Company added $125,000 to the OREO valuation allowance and charged off $67,000. At September 30, 2011 the OREO valuation allowance totaled $126,000. This compares to a valuation allowance of $100,000 at December 31, 2010. There was no valuation allowance at September 30, 2010.

Deposits and Borrowed Funds

Total deposits as of September 30, 2011 decreased $6,210,000 (1.3%) to $463,589,000 from $469,799,000 as of September 30, 2010 and decreased $1,533,000 (0.3%) from $465,122,000 as of December 31, 2010. Core deposits as of September 30, 2011 increased $10,340,000 (2.9%) to $364,340,000 from $354,000,000 as of September 30, 2010 and increased $9,456,000 (2.7%) from $354,884,000 as of December 31, 2010. The Company considers all deposits except time deposits as core deposits.

Noninterest-bearing deposits increased $3,370,000 (2.6%) to $132,145,000 as of September 30, 2011 from $128,775,000 as of September 30, 2010 and increased $5,509,000 (4.4%) from $126,636,000 as of December 31, 2010. Interest-bearing deposits decreased $9,580,000 (2.8%) to $331,444,000 as of September 30, 2011 from $341,024,000 as of September 30, 2010 and decreased $7,042,000 (2.1%) from $338,486,000 as of December 31, 2010. The decrease in interest-bearing deposits is due to lower time deposits, which decreased $16,550,000 (14.3%) to $99,249,000 as of September 30, 2011 from $115,799,000 as of September 30, 2010 and decreased $10,989,000 (10.0%) from $110,238,000 as of December 31, 2010. The decrease in time deposits is due to the Company’s decision to allow these higher cost deposits that are not relationship driven to mature and close. The Company’s strategy is to develop new deposit relationships consisting of noninterest and lower cost interest bearing checking accounts to replace these higher cost time deposits. Other borrowings, which include both short- and long-term borrowings, increased $2,000,000 (11.8%) to $19,000,000 as of September 30, 2011 from $17,000,000 at September 30, 2010 and December 31, 2010.

Noninterest Income and Expense

Noninterest income for the third quarter of 2011 increased $309,000 (70.1%) to $750,000 from $441,000 for the third quarter of 2010 and for the nine months ended September 30, 2011, increased $275,000 (20.2%) to $1,637,000 from $1,362,000 for the nine months ended September 30, 2010. Much of this increase relates to sales of investment securities. For the third quarter of 2011, sales of investment securities were $326,000 compared to $1,000 for the third quarter of 2010 and $353,000 for the nine months ended September 30, 2011 compared to a loss of $4,000 for the nine months ended September 30, 2010.

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Noninterest expense increased slightly from $3,972,000 for the third quarter of 2010 to $3,986,000 for the third quarter of 2011, and for the nine months ended September 30, 2011, increased slightly to $12,234,000 from $12,212,000 for the nine months ended September 30, 2010. The net increase in noninterest expense for the third quarter of 2011 compared to the third quarter of 2010 was $14,000. However, within noninterest expense there were fluctuations. In the third quarter of 2011, salary and benefit expense increased approximately $290,000 compared to third quarter 2010. OREO expense increased approximately $101,000. Offsetting these increases were decreases in FDIC expense of approximately $210,000 and Legal expense of approximately $65,000. Also, a portion of this increase was offset by lower overall expenses.

The fully taxable equivalent efficiency ratio for the third quarter of 2011 decreased to 62.93% from 65.19% for the third quarter of 2010 and for the nine months ended September 30, 2011 increased to 66.46% from 65.44% for the nine months ended September 30, 2010. The increase in the year-to-date comparison was due, in part, to the lower interest margin. The decrease in the quarterly comparison is related to the higher amount of noninterest income.

Income Taxes

The Company recorded a provision for income tax for the quarter ended September 30, 2011 of $595,000, with an effective tax rate of 36.2%, compared to a benefit of $89,000 for the quarter ended September 30, 2010. For the nine months ended September 30, 2011, the provision for income taxes was $650,000 with an effective tax rate of 30.6%, compared to a benefit of $66,000 for the nine months ended September 30, 2010.

Capital

Total shareholders’ equity at September 30, 2011 was $93,112,000, up $3,118,000 (3.5%) from $89,994,000 at September 30, 2010. The increase was primarily driven by the unrealized gain recognized on the Company’s available-for-sale investment securities and accumulated earnings. The Company’s subsidiary, American River Bank, exceeds all regulatory capital ratio requirements including being above the well-capitalized regulatory guidelines. At September 30, 2011, American River Bank’s Leverage ratio was 12.30%, the Tier 1 Risk Based Capital ratio was 19.91% and the Total Risk Based Capital ratio was 21.17%. At September 30, 2010, American River Bank’s Leverage ratio was 11.81%, the Tier 1 Risk Based Capital ratio was 17.78% and the Total Risk Based Capital ratio was 19.04%.

At September 30, 2011, American River Bankshares’ Leverage ratio was 13.02%, the Tier 1 Risk Based Capital ratio was 21.11% and the Total Risk Based Capital ratio was 22.38%. At September 30, 2010, American River Bankshares’ Leverage ratio was 12.60%, the Tier 1 Risk Based Capital ratio was 18.95% and the Total Risk Based Capital ratio was 20.21%. The Company’s Book Value Per Share was $9.41 and Tangible Book Value Per Share was $7.74 at September 30, 2011, compared to $9.11 and $7.41 at September 30, 2010.

Performance Metrics

Performance measures for the third quarter of 2011 (annualized): the Return on Average Assets (ROAA) was 0.72%, Return on Average Equity (ROAE) was 4.53% and Return on Average Tangible Equity (ROATE) was 5.53% compared to the ROAA of 0.03%, ROAE of 0.17% and ROATE of 0.21%, for the third quarter of 2010. For the nine months ended September 30, 2011, the Company had a ROAA of 0.34%, ROAE of 2.17% and ROATE of 2.66% compared to a ROAA of 0.09%, ROAE of 0.60% and ROATE of 0.74% for the nine months ended September 30, 2010.

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Earnings Conference Call

The third quarter earnings conference call will be held Thursday, October 20, 2011 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). David T. Taber, President and CEO, and Mitchell A. Derenzo, Executive Vice President and Chief Financial Officer, both of American River Bankshares, will lead a live presentation and answer questions. Shareholders, analysts and other interested parties are invited to join the call by dialing (888) 517-2470 and entering the Conference ID 8692619#. A recording of the call will be available twenty-four hours after the call’s completion on http://amrb.podbean.com.

About American River Bankshares

American River Bankshares [NASDAQ – GS: AMRB] is the parent company of American River Bank (“ARB”), a community business bank serving Sacramento, CA that operates a family of financial services providers, including North Coast Bank [a division of “ARB”] in Sonoma County and Bank of Amador [a division of “ARB”] in Amador County. For more information, please call 916-851-0123 or visit www.amrb.com; www.americanriverbank.com; www.northcoastbank.com; or www.bankofamador.com.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company’s businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and in subsequent reports filed on Form 10-Q and Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

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American River Bankshares
Condensed Consolidated Balance Sheet (Unaudited)
(Dollars in thousands)

	September 30,	December 31,	September 30,
	2011	2010	2010
ASSETS
Cash and due from banks	$50,562	$31,871	$51,458
Federal funds sold	—	—	—
Interest-bearing deposits in banks	1,749	2,248	—
Investment securities	180,907	164,150	142,642
Loans & leases:
Real estate	250,756	265,114	267,700
Commercial	42,908	58,261	61,178
Lease financing	2,152	2,766	2,986
Other	19,004	20,404	21,007
Deferred loan and lease origination fees, net	(318)	(427)	(428)
Allowance for loan and lease losses	(7,888)	(7,585)	(7,447)
Loans and leases, net	306,614	338,533	344,996
Bank premises and equipment, net	2,238	2,026	1,991
Goodwill and intangible assets	16,557	16,723	16,782
Other real estate owned, net	3,827	2,696	3,067
Accrued interest receivable and other assets	19,266	20,693	20,000
	$581,720	$578,940	$580,936

LIABILITIES & SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$132,145	$126,636	$128,775
Interest checking	43,343	45,075	46,895
Money market	141,255	137,636	134,930
Savings	47,597	45,537	43,400
Time deposits	99,249	110,238	115,799
Total deposits	463,589	465,122	469,799
Short-term borrowings	5,000	7,000	7,000
Long-term borrowings	14,000	10,000	10,000
Accrued interest and other liabilities	6,019	7,274	4,143
Total liabilities	488,608	489,396	490,942
Total shareholders’ equity	93,112	89,544	89,994
	$581,720	$578,940	$580,936

Ratios:
Nonperforming loans and leases to total loans and leases	6.67%	6.52%	7.07%
Net chargeoffs to average loans and leases (YTD)	1.35%	2.12%	2.24%
Allowance for loan and lease losses to total loans and leases	2.51%	2.19%	2.11%

American River Bank Capital Ratios:
Leverage Ratio	12.30%	11.76%	11.81%
Tier 1 Risk-Based Capital Ratio	19.91%	17.91%	17.78%
Total Risk-Based Capital Ratio	21.17%	19.17%	19.04%

American River Bankshares Capital Ratios:
Leverage Ratio	13.02%	12.55%	12.60%
Tier 1 Risk-Based Capital Ratio	21.11%	19.07%	18.95%
Total Risk-Based Capital Ratio	22.38%	20.33%	20.21%

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American River Bankshares
Condensed Consolidated Statement of Income (Unaudited)
(Dollars in thousands, except share and per share data)
	Third	Third			For the Nine Months
	Quarter	Quarter	%		Ended September 30,		%
	2011	2010	Change		2011	2010	Change
Interest income	$6,070	$6,344	(4.3	) %	$18,391	$19,531	(5.8	) %
Interest expense	640	838	(23.6	) %	2,043	2,671	(23.5	) %
Net interest income	5,430	5,506	(1.4	) %	16,348	16,860	(3.0	) %
Provision for loan and lease losses	550	2,025	(72.8	) %	3,625	5,677	(36.1	) %
Total noninterest income	750	441	70.1%		1,637	1,362	20.2%
Total noninterest expense	3,986	3,972	0.4%		12,234	12,212	0.2%
Income (loss) before provision for (benefit from) income taxes	1,644	(50)	3,388.0%		2,126	333	538.4%
Provision for (benefit from) income taxes	595	(89)	768.5%		650	(66)	1,084.8%
Net income	$1,049	$39	2,589.7%		$1,476	$399	269.9%

Basic earnings per share	$0.11	$0.00	NM %		$0.15	$0.04	275.00%
Diluted earnings per share	$0.11	$0.00	NM %		$0.15	$0.04	275.00%
Average diluted shares outstanding	9,858,878	9,868,506			9,857,019	9,853,275

Net interest margin as a percentage of
average earning assets	4.39%	4.41%			4.41%	4.55%

Operating Ratios:
Return on average assets	0.72%	0.03%			0.34%	0.09%
Return on average equity	4.53%	0.17%			2.17%	0.60%
Return on average tangible equity	5.53%	0.21%			2.66%	0.74%
Efficiency ratio (fully taxable equivalent)	62.93%	65.19%			66.46%	65.44%

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American River Bankshares
Condensed Consolidated Statement of Income (Unaudited)
Trailing Four Quarters
(Dollars in thousands, except share and per share data)

	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter
	2011	2011	2011	2010
Interest income	$6,070	$6,367	$5,954	$6,175
Interest expense	640	678	725	779
Net interest income	5,430	5,689	5,229	5,396
Provision for loan and lease losses	550	1,700	1,375	1,688
Total noninterest income	750	454	433	442
Total noninterest expense	3,986	4,197	4,051	4,258
Income (loss) before provision for (benefit from) income taxes	1,644	246	236	(108)
Provision for (benefit from) income taxes	595	25	30	(185)
Net income	$1,049	$221	$206	$77

Basic earnings per share	$0.11	$0.02	$0.02	$0.01
Diluted earnings per share	$0.11	$0.02	$0.02	$0.01

Net interest margin as a percentage of average earning assets	4.39%	4.58%	4.24%	4.29%

Average diluted shares outstanding	9,858,878	9,857,493	9,854,639	9,846,905
Shares outstanding-end of period	9,890,909	9,872,007	9,874,867	9,874,867

Operating Ratios (annualized):
Return on average assets	0.72%	0.16%	0.14%	0.05%
Return on average equity	4.53%	0.97%	0.93%	0.34%
Return on average tangible equity	5.53%	1.19%	1.15%	0.42%
Efficiency ratio (fully taxable equivalent)	62.93%	66.81%	69.96%	71.34%

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American River Bankshares
Analysis of Net Interest Margin on Earning Assets
(Taxable Equivalent Basis)
(Dollars in thousands)

Three months ended September 30,	2011			2010
	Avg Balance	Interest	Avg Yield	Avg Balance	Interest	Avg Yield
ASSETS
Loans and leases	$319,909	$4,777	5.92%	$356,340	$5,465	6.08%
Taxable investment securities	154,709	1,099	2.82%	127,788	722	2.24%
Tax-exempt investment securities	19,670	254	5.12%	15,640	209	5.30%
Corporate stock	12	—	—	19	—	—
Federal funds sold	—	—	—	—	—	—
Interest-bearing deposits in banks	2,200	7	1.26%	—	—	—
Total earning assets	496,500	6,137	4.90%	499,787	6,396	5.08%
Cash & due from banks	48,835			48,021
Other assets	42,811			42,215
Allowance for loan & lease losses	(8,161)			(8,065)
	$579,985			$581,958

LIABILITIES & SHAREHOLDERS’ EQUITY
Interest checking and money market	$180,554	$253	0.56%	$182,165	$330	0.72%
Savings	46,846	44	0.37%	42,146	55	0.52%
Time deposits	100,819	244	0.96%	118,292	333	1.12%
Other borrowings	19,435	99	2.02%	19,636	120	2.42%
Total interest bearing liabilities	347,654	640	0.73%	362,239	838	0.92%
Noninterest bearing demand deposits	134,054			125,139
Other liabilities	6,379			4,591
Total liabilities	488,087			491,969
Shareholders’ equity	91,898			89,989
	$579,985			$581,958
Net interest income & margin		$5,497	4.39%		$5,558	4.41%

Nine months ended September 30,	2011			2010
	Avg Balance	Interest	Avg Yield	Avg Balance	Interest	Avg Yield
ASSETS
Loans and leases	$328,185	$14,619	5.96%	$366,601	$16,883	6.16%
Taxable investment securities	153,712	3,251	2.83%	117,409	2,160	2.46%
Tax-exempt investment securities	17,297	675	5.22%	15,933	649	5.45%
Corporate stock	18	—	—	23	—	—
Federal funds sold	—	—	—	—	—	—
Interest-bearing deposits in banks	2,106	18	1.14%	—	—	—
Total earning assets	501,318	18,563	4.95%	499,966	19,692	5.27%
Cash & due from banks	39,961			48,271
Other assets	42,409			43,718
Allowance for loan & lease losses	(7,913)			(8,360)
	$575,775			$583,595

LIABILITIES & SHAREHOLDERS’ EQUITY
Interest checking and money market	$182,731	$829	0.61%	$181,890	$1,023	0.75%
Savings	46,152	148	0.43%	40,350	170	0.56%
Time deposits	103,613	787	1.02%	123,720	1,084	1.17%
Other borrowings	16,447	279	2.27%	21,623	394	2.44%
Total interest bearing liabilities	348,943	2,043	0.78%	367,583	2,671	0.97%
Noninterest bearing demand deposits	130,027			121,731
Other liabilities	5,953			5,280
Total liabilities	484,923			494,594
Shareholders’ equity	90,852			89,001
	$575,775			$583,595
Net interest income & margin		$16,520	4.41%		$17,021	4.55%

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